                                                                     EXHIBIT 4.1

                     DATA PROCESSING RESOURCES CORPORATION
                     STOCK OPTION PLAN FOR THE EMPLOYEES OF
                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.


     A.   Purpose and Scope.  The purposes of this Plan are to encourage stock
          -----------------
ownership by key management employees of the Systems & Programming Consultants, Inc. (herein called the "Company") to provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

     B.   Definitions.  Unless otherwise required by the context:
          -----------

          1.   "Board" shall mean the Board of Directors of the Company.

          2. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of not less than three members of the Board.

          3. "Company" shall mean the Systems & Programming Consultants, Inc., a North Carolina corporation.

          4.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          5. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

          6. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

          7. "Participant" shall mean an employee of the Company to whom an Option is granted under the Plan.

          8. "Plan" shall mean this System & Programming Consultants, Inc. Stock Option Plan.

          9.   "Stock" shall mean the common stock of the Company, par value
$1.00.

     C.   Stock to be Optioned.  Subject to the provisions of Section M of the
          --------------------
Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 300,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

     D.   Administration.  The Plan shall be administered by the Committee.  Two
          --------------
members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Company and its Subsidiaries, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

     E.   Eligibility.  The Board, upon recommendation of the Committee, may
          -----------
grant options to any key management employee (including an employee who is a director or an officer) of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

     F.   Option Price.  The purchase price for Stock under each Option shall be
          ------------
100 percent of the fair market value of the Stock at the time the Option is granted, but in no event less than the par value of the Stock.

     G.   Terms and Conditions of Options.  Options granted pursuant to the Plan
          -------------------------------
shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

          1.   Employment Agreement.  The Board may, in its discretion, include
               --------------------
in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

          2.   Time and Method of Payment.  The Option Price shall be paid in
               --------------------------
full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          3.   Number of Shares.  Each Option shall state the total number of
               ----------------
shares of Stock to which it pertains.

          4.   Option Period and Limitations on Exercise of Options.  The Board
               ----------------------------------------------------
may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement an Option may be exercised in whole in part at any time during its term. No Option may be exercised after the expiration of 10 years from the date it is granted. No Option may be exercised for a fractional share of Stock.

     H.   Termination of Employment.  Except as provided in Section I below, if
          -------------------------
a Participant ceases to be employed by the Company, his Options shall terminate immediately; provided, however, that if a Participants cessation of employment with the Company is due to his retirement with the consent of the Company, the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than 10 years from the date it was granted. The Committee may cancel an Option during the three-month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

     I.   Rights in Event of Death.  If a Participant dies while employed by the
          ------------------------
Company, or within three months after having retired with the consent of the Company, and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than 10 years from the date they were granted.

     J.   No Obligations to Exercise Option.  The granting of an Option shall
          ---------------------------------
impose no obligation upon the Participant to exercise such Option.

     K.   Nonassignability.  Options shall not be transferable other than by
          ----------------
will or by the law of descent and distribution, and during a Participants lifetime shall be exercisable only by such Participant.

     L.   Effect of Change in Stock Subject to the Plan.  The aggregate number
          ---------------------------------------------
of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or
(3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company any, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participants's Options in whole or in part, but only to the extent that such Options is otherwise exercisable undergo terms of the Plan.

     M.   Amendment and Termination.  The Board, by resolution, may terminate,
          -------------------------
amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option or previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of 10 years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

     N.   Agreement and Representation of Employees.  As a condition to the
          -----------------------------------------
exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     O.   Reservation of Shares of Stock.  The Company, during the term of this
          ------------------------------
Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having Jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

     P.   Effective Date of Plan.  The Plan shall be effective from the date
          ----------------------
that the Plan is approved by the Board.

                        STOCK PLAN ASSUMPTION AGREEMENT

          This STOCK PLAN ASSUMPTION AGREEMENT (the "Agreement") is entered into as of December 21, 1998 by and between Systems & Programming Consultants, Inc., a North Carolina corporation ("Assignor"), and Data Processing Resources Corporation, a California corporation ("Assignee"). All initially capitalized terms not otherwise defined herein shall have the definitions given to such terms in the Merger Agreement (as defined in Recital A, below).

                                R E C I T A L S
                                - - - - - - - -

          A. Assignor, Assignee, DPRC Acquisition Corp., Richard K. Carlisle, Thomas G. Carlisle, Jeffery Carter and Robert Gallagher have entered into an Agreement and Plan of Merger dated as of June 16, 1998, as amended, supplemented or otherwise modified to the date hereof (as amended, the "Merger Agreement").

          B. Pursuant to the Merger Agreement, Assignor shall become a wholly owned subsidiary of Assignee upon the consummation of the Merger in exchange for the Merger Consideration.

          C. Assignor currently sponsors and maintains the SPC Stock Option Plan adopted December 1, 1996 (the "Assumed Plan").

          D. In furtherance of the Merger Agreement, and in order to effect the transactions contemplated thereby, it is intended that Assignee shall assume sponsorship of the Assumed Plan from and after the date hereof and be substituted for Assignor under the provisions of the Assumed Plan and related documents, all in accordance with the terms hereof.

                               A G R E E M E N T
                               - - - - - - - - -

          In consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   PLAN SUBSTITUTION.  Effective as of the date hereof, Assignee is
               -----------------
hereby substituted for Assignor as the "Company" and "Employer" and all such similar terms under the Assumed Plan and the name of the Assumed Plan shall be changed to be the "Data Processing Resources Corporation Stock Option Plan for the Employees of Systems & Programming Consultants, Inc., As Amended.".

          2.   PLAN ASSUMPTION.  Effective as of the date hereof, Assignee
               ---------------
hereby assumes and shall succeed to all rights and obligations of Assignor under the Assumed Plan and related documents, including the outstanding options to purchase 170,560 shares of the common stock of Assignor issued under the Assumed Plan (the "SPC Options"). As of the date hereof, Assignee shall have the rights and obligations of Assignor in respect of the Assumed Plan and related documents. Subsequent to the date hereof, the Assumed Plan shall be maintained by Assignee solely for the benefit of the holders of SPC Options. Assignee is under no duty or obligation to issue any additional options under the Assumed Plan and in no instance shall the Assumed Plan be available for the benefit of, or options under the Assumed Plan be issued to, any of Assignee's employees or the employees of any subsidiary of Assignee other than Assignor.

          3.   CONVERSION OF SPC OPTIONS.  Concurrent with the assumption of the
               -------------------------
Assumed Plan by Assignee, pursuant to Section L of the Assumed Plan, each of the SPC Options and related option agreements shall be amended and converted into an option to acquire, on similar terms and conditions as were applicable under that particular SPC Option, the number of shares of DPRC Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SPC Common Stock subject to such SPC Option by the Exchange Ratio, at a price per share of DPRC Common Stock equal to the exercise price per share of common stock of Assignor previously purchasable pursuant to such SPC Option divided by the Exchange Ratio; provided that such exercise price shall be rounded up to the nearest whole cent.

          4.   PLAN COMMITTEE.  Effective as of the date hereof, the Board of
               --------------
Directors of Assignee shall be appointed as the committee for the Assumed Plan.

          5.   NONTERMINATION OF EMPLOYMENT.  The employment of any employee of
               ----------------------------
Assignor who continues employment with Assignor after the consummation of the Merger (a "Continuing Employee") and who is a holder of SPC Options under the Assumed Plan as of the date hereof, shall not be deemed to have been terminated or severed for any purpose under the Assumed Plan by reason of the transactions contemplated by this Agreement or the Merger Agreement.

          6.   RIGHTS UNDER CURRENT OPTION AGREEMENTS PRESERVED.  The
               ------------------------------------------------
terms of the option agreements pursuant to which the SPC Options were issued under the Assumed Plan which have not been expressly amended by this Agreement shall continue in full force and effect subsequent to the execution of this Agreement. No provision of this Agreement shall be interpreted or construed to enhance the terms of such option agreements.

          7.   AGREEMENT SELF-EXECUTING.  Effective as of the date hereof, the
               ------------------------
Assumed Plan is hereby amended to reflect the substitutions provided for in Sections 1 through 4 hereof and to reflect any other changes necessary or appropriate to effectuate the terms and intent of this Agreement. The assumption and substitution of the Assumed Plan provided for in this Agreement shall be self-executing and shall become effective on the date hereof without any further action required by any person; provided, however, that the parties
                                           --------  -------
hereto agree to take such further action as may be necessary or appropriate to effectuate the terms and intent of this Agreement.

          8.   NO RELEASE.  No provision of this Agreement shall be interpreted
               ----------
or construed to release the parties to the Merger Agreement from any of their duties, obligations or liabilities arising under the Merger Agreement, and any and all rights derived under the Merger Agreement shall survive this Agreement.

          9.   NO IMPLIED RIGHTS IN THIRD PARTIES.  Nothing expressed or implied
               ----------------------------------
in this Agreement is intended to confer upon any Continuing Employee or any other person, other than the parties hereto (in their capacities as such), any rights or remedies, including, without limitation, any rights to employment or continuance thereof, or any rights under or with respect to the Assumed Plan or any benefits thereunder.

          10.  COUNTERPARTS.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when executed shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, as of the date and year first above written.



                                            SYSTEMS & PROGRAMMING
                                            CONSULTANTS, INC.


                                            By: /s/ RICHARD K. CARLISLE
                                                ------------------------------
                                            Title: Vice-President
                                                  ----------------------------

                                            DATA PROCESSING RESOURCES
                                            CORPORATION



                                            By: /s/ MICHAEL A. PIRAINO
                                                ------------------------------
                                            Title: Executive Vice President
                                                  ----------------------------

                                      -3-